SCHEDULE 14A INFORMATION

                 PROXY STATEMENT PURSUANT TO SECTION 14A OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:

[ X ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                           THE NATIONAL REGISTRY INC.

                (Name of Registrant as Specified in its Charter)

                                 NOT APPLICABLE

      (Name of Person(s) Filing Proxy Statement, other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14(a)-6(i)(1) and 0-11.

      1)    Title of each class of securities to which transaction applies:

      2)    Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      4)    Proposed maximum aggregate value of transaction:

      5)    Total Fee Paid:

[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)   Amount Previously Paid:

      2)   Form, Schedule or Registration Statement No.:

      3)   Filing Party:

      4)   Date Filed:

                              [PRELIMINARY COPY]

                          THE NATIONAL REGISTRY INC.
                            2502 ROCKY POINT DRIVE
                             TAMPA, FLORIDA 33607

                                April [6], 1999
Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of The National Registry Inc. (the "Company"), to be held at 10:00 a.m., local time, on Tuesday, May 11, 1999, at the Tampa Bay Convention Center, 333 South Franklin Street, Meeting Room 9, Tampa, Florida 33602.

      Business scheduled to be considered at the meeting includes (a) the election of eight directors, (b) the consideration of a proposed amendment to the Company's Certificate of Incorporation (the "Certificate") to increase the number of authorized shares of the Company's common stock, $.01 par value per share (the "Common Stock"), from the present amount of 25,000,000 shares to 50,000,000 shares and (c) the ratification of the appointment of Ernst & Young LLP as independent auditors for the Company for its fiscal year ending December 31, 1999.

      The Board of Directors of the Company recommends that you vote "FOR" the election of the eight nominees of the Board of Directors as directors, "FOR" the amendment of the Certificate to increase the number of authorized shares of Common Stock from the present amount of 25,000,000 shares to 50,000,000 shares and "FOR" ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 1999.

      Additional information concerning these matters is included in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. Also enclosed is the Company's 1998 Annual Report to Stockholders, including its Annual Report on Form 10-K, which contains information concerning the Company's 1998 fiscal year.

      Please complete, sign and return the enclosed proxy card as soon as possible. The Company's Board of Directors urges that all stockholders exercise their right to vote at the meeting personally or by proxy.

                              Sincerely,

                              Jeffrey P. Anthony
                              CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER AND PRESIDENT

                              [PRELIMINARY COPY]

                          THE NATIONAL REGISTRY INC.
                            2502 ROCKY POINT DRIVE
                             TAMPA, FLORIDA 33607

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 11, 1999

      Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of The National Registry Inc., a Delaware corporation (the "Company"), will be held at 10:00 a.m., local time, on Tuesday, May 11, 1999, at the Tampa Bay Convention Center, 333 South Franklin Street, Meeting Room 9, Tampa, Florida 33602 for the following purposes:

            1. To elect eight directors to serve for a term of one-year or until their successors have been duly elected and qualified;

            2. To approve the proposed amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock, $.01 par value per share (the "Common Stock"), from the present amount of 25,000,000 shares to 50,000,000 shares;

            3. To ratify the appointment by the Board of Directors of Ernst & Young LLP as the Company's independent auditors for its fiscal year ending December 31, 1999; and

            4. To transact such other business as may properly come before the Annual Meeting and any and all adjournments thereof.

      Pursuant to the Company's Bylaws, the Board of Directors has fixed the close of business on March 26, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of record of the Common Stock at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

      Stockholders are urged to attend the meeting in person. If you are not able to do so, please sign, date and return the accompanying proxy in the enclosed envelope. No postage is required if mailed in the United States.

                              By Order of the Board of Directors

                              James W. Shepperd
                              CHIEF FINANCIAL OFFICER AND SECRETARY

TAMPA, FLORIDA
APRIL [6], 1999

                              [PRELIMINARY COPY]

                          THE NATIONAL REGISTRY INC.
                            2502 ROCKY POINT DRIVE
                             TAMPA, FLORIDA 33607
                              ------------------
                                PROXY STATEMENT
                                ---------------
                        ANNUAL MEETING OF STOCKHOLDERS
                             TUESDAY, MAY 11, 1999

                            SOLICITATION AND VOTING

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of The National Registry Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company (the "Stockholders") to be held at 10:00 a.m., local time, on Tuesday, May 11, 1999, at the Tampa Bay Convention Center, 333 South Franklin Street, Meeting Room 9, Tampa, Florida 33602 and at any adjournments thereof (the "Annual Meeting"). Only holders of record of the Company's common stock, $.01 par value per share (the "Common Stock"), at the close of business on March 26, 1999 (the "Record Date") are entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, [16,771,454] shares of Common Stock were issued and outstanding.

      The presence in person or by proxy of the holders of a majority of the votes entitled to be cast by the outstanding shares of Common Stock shall constitute a quorum for matters to be voted on at the Annual Meeting. Shares represented by proxies that are marked "abstain" will be counted as shares present for purposes of determining the presence of a quorum on all matters. Proxies relating to "street name" shares that are voted by brokers on some but not all of the matters will be treated as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares entitled to vote at the Annual Meeting on those matters as to which authority to vote is withheld by such broker ("broker non-votes"). In the event that there are not sufficient votes present either in person or by proxy to constitute a quorum at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the solicitation of additional proxies.

      The Company's Annual Report to Stockholders, including its Annual Report on Form 10-K for the fiscal year ended December 31, 1998 with certified financial statements, has either preceded or is now enclosed with, this Proxy Statement. This Proxy Statement and the accompanying proxy card are being mailed to the Stockholders on or about April [6], 1999.

      The Common Stock was the only voting security of the Company outstanding and entitled to vote at the Annual Meeting on the Record Date. Holders of Common Stock are entitled to one vote per share on each matter to be voted upon at the Annual Meeting. The Company's Bylaws provide that a plurality of the votes present in person or represented by proxy at the Annual Meeting entitled to vote on the election of directors shall be sufficient to elect directors (Proposal
1). Accordingly, abstentions and broker non-votes will not affect the outcome on Proposal 1 provided that a quorum is present. The vote required for approval of Proposal 2 (the amendment to the Company's Certificate of Incorporation (the "Certificate") to increase the number of authorized shares of Common Stock (the "Authorized Shares Increase") from the present amount of 25,000,000 shares to 50,000,000 shares) shall be a majority of all of the issued and outstanding shares of Common Stock. On Proposal 2, abstentions and broker non-votes will have the same effect as a negative vote. The vote required for approval of Proposal 3 (the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for its fiscal year ending December 31, 1999) shall be a majority of shares present in person or represented by proxy at the Annual Meeting. On Proposal 3, an abstention will have the same effect as a negative vote but, because shares held by brokers will not be considered entitled to vote on a matter as to which the brokers withhold authority, a broker non-vote will have no effect on the vote. The vote of shares of Common Stock will be counted by representatives of the Company's stock transfer agent, U.S. Stock Transfer Corporation, and/or another inspector of elections appointed by the Company.

      Shares of Common Stock represented by properly executed proxy cards received by the Company at or prior to the Annual Meeting will be voted according to the instructions indicated on such proxy cards. Unless contrary instructions are given, the persons named on the proxy card intend to vote the shares so represented "FOR" the election of the eight nominees for director named in this Proxy Statement, "FOR" the Authorized Shares Increase, and "FOR" the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for its fiscal year ending December 31, 1999. As to any other business which may properly come before the Annual Meeting, the persons named on the proxy card will vote according to its or their sole discretion.

      Any Stockholder has the power to revoke his, her or its proxy at any time before it is voted at the Annual Meeting by delivering a written notice of revocation to the Secretary of the Company, by a duly executed proxy bearing a later date or by voting by ballot at the Annual Meeting.

      The cost of preparing, assembling and mailing this proxy solicitation material and Notice of Annual Meeting will be paid by the Company. Additional solicitation by mail, telephone, telegraph or by personal solicitation may be done by directors, officers and regular employees of the Company for which they will receive no additional compensation. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of Common Stock as of the

Record Date will be requested to forward proxy solicitation material to the beneficial owners of such shares, and will be reimbursed by the Company for their reasonable expenses.

      Dissenters' rights of appraisal will not be available under Delaware law with respect to any of the proposals being submitted by the Board to the Stockholders at the Annual Meeting.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of Common Stock as of the Record Date by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding Common Stock; (ii) each of the Company's directors; (iii) each person nominated to serve as a director of the Company; (iv) each of the Named Executive Officers (as hereinafter defined); and (v) all executive officers and directors of the Company as a group:

                                        AMOUNTS AND
                                         NATURE OF
NAME AND ADDRESS OF                     BENEFICIAL             PERCENT
BENEFICIAL OWNER                         OWNERSHIP            OF CLASS
-------------------                     -----------           --------
RMS Limited Partnership.............      8,021,305 (1)        [47.8]
   50 West Liberty Street
   Suite 650
   Reno, NV 89501

Francis R. Santangelo...............      1,391,710 (2)         [8.3]
   10926 Tamarisk Trail
   Boynton Beach, FL 33436

Clearwater Fund III, L.P............      1,100,000 (3)         [6.5]
   611 Druid Road E. #200
   Clearwater, FL 34616

Home Shopping Network, Inc..........      1,056,026 (4)         [5.9]
   P. O. Box 9090
   Clearwater, FL 34618

J. Anthony Forstmann................        776,250 (5)         [4.6]

Jeffrey P. Anthony..................        216,667 (2)         [1.3]

Frank M. Devine.....................         97,249 (2)           *

Donald C. Klosterman................         33,333 (2)           *

Hector J. Alcalde ..................          - 0 - (2)           *

O. G. Greene .......................          - 0 - (2)           *

Robert L. Rosenblatt................          - 0 -               *

Clinton C. Fuller...................        108,333 (2)           *

James W. Shepperd...................         45,000 (2)           *

Executive officers and directors
   as a group (10 persons)..........         2,668,542         [15.3](2)(5)
------------------

 (1) Excludes 59,500 shares of Common Stock owned by certain trusts of which Roy Speer's children and grandchildren are beneficiaries. Mr. Speer is the sole stockholder and a director of Crystal Diamond, Inc., The managing general partner of RMS, and is a non-managing partner of RMS. RMS and Mr. Speer disclaim beneficial ownership of such shares of Common Stock.

(2) Includes shares of Common Stock that can be acquired by exercise of vested and exercisable stock options within 60 days of March 26, 1999, as follows: Mr. Anthony--216,667 shares; Mr. Devine--81,666 shares; Mr. Klosterman--33,333 shares; Mr. Santangelo--83,333 shares; Mr. Fuller--108,333 shares; Mr. Shepperd--45,000 shares. Excludes 60,000, 150,000, 250,000, 60,000, 26,667, 90,000 and 30,000 shares issuable upon exercise of outstanding options which either have not vested or are not exercisable and which will not vest or which may not be exercisable within 60 days of March 26, 1999 in favor of Messrs. Alcalde, Anthony, Devine, Green, Klosterman, Fuller and Shepperd, respectively.

(3) Includes 100,000 shares of Common Stock issuable upon exercise of warrants.

(4) Includes 1,056,026 shares of Common Stock issuable upon conversion of 100,000 currently convertible shares of Series A Preferred Stock.

(5) Of such amount, 583,333 shares of Common Stock are pledged in favor of Theodore J. Forstmann, Mr. Forstmann's brother, to secure a demand note. Includes 92,917 shares of Common Stock subject to outstanding options which are vested and exercisable. Includes 100,000 shares of Common Stock directly held by Mr. Forstmann's spouse, Catherine S. Forstmann.

*     Less than 1%.

                      PROPOSAL 1.  ELECTION OF DIRECTORS

      Eight directors are to be elected at the Annual Meeting to hold office for a term of one year or until their successors have been duly elected and qualified. Proxies will be voted for election of each of the eight directors named below, unless otherwise directed.

      Election of directors will require the affirmative vote of the holders of a plurality of the votes of shares of Common Stock present in person or represented by Proxy and entitled to vote on the election of directors at the Annual Meeting. Although the Board anticipates that all of the nominees will be available to serve as directors of the Company, should any one or more of them not accept the nomination, or otherwise be unwilling or unable to serve, it is intended that the proxies will be voted for the election of a substitute nominee or nominees designated by the Board.

      The Board has nominated the persons named below for election as directors at the Annual Meeting. The name of each nominee, the nominee's age as of March 26, 1999, the nominee's current position with the Company, when the nominee's current term expires and when the nominee became a member of the Board is set forth in the following table.

                                                              TERM     DIRECTOR
NAME                             AGE  POSITION               EXPIRES    SINCE
----                             ---  --------               -------   --------
Jeffrey P. Anthony............   40   President, Chief        1999       1998
                                      Executive Officer,
                                      Chairman and Director

Hector J. Alcalde (2).........   65   Director                1999       1999

Frank M. Devine (1)(2)........   56   Director                1999       1997

J. Anthony Forstmann..........   61   Director                1999       1991

O.G. Greene...................   57   Director                1999       1999

Donald C. Klosterman(1).......   69   Director                1999       1997

Robert J. Rosenblatt(2).......   41   Director                1999       1998

Francis R. Santangelo(1)......   66   Director                1999       1997
------------------
(1)   Compensation Committee member.

(2)   Audit Committee member.

INFORMATION REGARDING NOMINEES

      JEFFREY P. ANTHONY has served as President and Chief Executive Officer of the Company since May 1998, Chairman of the Board since March 1998 and as a director of the Company since February 1998. Mr. Anthony served as the Director of Business Development for the Company from March 1995 to March 1998 and as a Senior Vice President from February 1992 to March 1995. From April 1987 to February 1992, Mr. Anthony was Managing Director of Shinnecock Capital Corporation, a venture capital firm he co-founded. From October 1983 to April 1987, Mr. Anthony was Assistant to the Chairman and a director of Spear Financial Services Inc., a publicly owned brokerage firm that provided computer accessible financial services including online trading and specialist operations on the floor of the Pacific Coast Stock Exchange. Mr. Anthony received his BA in Anthropology from Vassar College.

      HECTOR J. ALCALDE has served as a director of the Company and as a member of the Board's Audit Committee (the "Audit Committee") since February 1999. Since its creation in 1973, Mr. Alcalde has served as President and Chief Executive Officer of Alcalde & Fay, a government and public affairs consulting firm in Washington, D.C., which he helped found. Mr. Alcalde is a director of Precision Systems, Inc., a publicly owned company that delivers telecommunications solutions to service providers and corporations. Mr. Alcalde received a BA in Government from the University of Tampa, and an MA in Education and Administration from Peabody College.

      FRANK M. DEVINE has served as a director of the Company and as a member of the Board's Compensation Committee (the "Compensation Committee") since June 1997 and the Audit Committee since September 1997. Mr. Devine also serves as a business consultant for various entities. He has founded or co-founded Bachmann-Devine, Incorporated, a venture capital firm, American Home, Inc., an importer of hand-loomed rugs and decorative accessories, World Wide Digital Vaulting, Inc., an on-line digital data storage company, and Shapiro, Devine & Craparo, Inc., a manufacturers agency serving the retail industry. Mr. Devine also serves on the Board of Directors of these companies. Since December 1994, Mr. Devine has served as a member of the Board of Directors of Salton Inc., a publicly owned company that markets and sells electrical appliances to the retail trade under various brand names. Mr. Devine received a BS in Mathematics from Iowa State University.

      J. ANTHONY FORSTMANN served as a director of the Company since October 1991. Mr. Forstmann was the Chairman of the Board from June 1995 to March 1998, Co-Chairman from August 1993 to June 1995, Chairman from the Company's inception in October 1991 to August 1993, a member of the Compensation Committee from February 1993 to June 1997 and a member of the Audit Committee from December 1995 to June 1997. Mr. Forstmann was President of the Company from October 1991 to August 1993 and from September 1994 to March 1995 and Chief Executive Officer of the Company from October 1991 to August 1993 and from September 1994 to December 1995. Mr. Forstmann has been a Managing Director of J.A. Forstmann & Co., a merchant banking firm since October 1987. He co-founded Forstmann-Leff Associates, an institutional money management firm, in 1968 and was a Managing Director thereof from its inception until October 1987. Mr. Forstmann has been a Limited Partner of Forstmann Little & Co. since its inception in 1978. Mr. Forstmann has been a director of Community Health Services, a private entity engaged in the operations of hospitals, since 1996. Mr. Forstmann received a BA in Economics from Yale University and an MBA from the Graduate School of Business Administration, Columbia University.

      O.G. GREENE has served as a director of the Company since February 1999. Mr. Greene has served as Chief Executive Officer of Speer Communications Limited Partnership, a telecommunications and digital storage provider, since April 1998. Mr. Greene served as President and CEO of GridNet International LLC, an enhanced services provider in the telecommunications industry, from June 1995 to March 1998. From May 1992 to June 1995, Mr. Greene was the Senior Executive Vice President and Chief Operating Officer of First Financial Management Corporation, a firm providing payment systems services to the credit card, check and health care industries in Atlanta. From February 1991 to May 1992, Mr. Greene was the President and CEO of National Data Corporation, a firm providing payment systems services to the credit card, check and health care industries. Mr. Greene also has served as a director of PowerCerv Corporation, an enterprise application software company, since October 1996. Mr. Greene received a BS from Auburn University and a MBA from the University of Southern California.

      DONALD C. KLOSTERMAN has served as a director of the Company and as a member of the Compensation Committee since June 1997. Mr. Klosterman also serves as a business consultant for various entities. From July 1994 to November 1995, Mr. Klosterman was co-founder and President of Pacific Casino Management Inc., a casino operator. Mr. Klosterman was a co- founder and the Chairman of the Board of Directors of NTN Communications, Inc. ("NTN"), a satellite broadcasting company that provides interactive entertainment programming, from April 1983 to September 1994, and a consultant to NTN from 1991 to 1992. From 1989 to 1991, Mr. Klosterman was a consultant to Comcheck, a credit verifying company. Mr. Klosterman is currently a director of NTN, and has been a director of Aldila Shaft Manufacturer, Inc., a manufacturer of graphite golf shafts, since March 1994. Mr. Klosterman served as Vice President/General Manager of the Los Angeles Rams from 1971 until 1982, General Manager of the Baltimore Colts from 1970 until 1971 and General Manger of the Houston Oilers from 1966 until 1970. Mr. Klosterman played professional football for Cleveland, Dallas, Los Angeles and Calgary.

      ROBERT J. ROSENBLATT has served as a director of the Company and as a member of the Audit Committee since March 1998. Mr. Rosenblatt has been Executive Vice President and Chief Financial Officer of Home Shopping Network ("HSN") since December 1997. Mr. Rosenblatt is responsible for Accounting, Budget and Planning, and Human Resources at HSN. From 1984 until December 1997, Mr. Rosenblatt held several positions of increasing responsibility at Bloomingdale's, a division of Federated Department Stores, including Assistant Controller, Vice President of Finance and Vice President of Stores Operations and Purchasing. Mr. Rosenblatt was most recently Senior Vice President and Chief Financial Officer of Bloomingdale's. Mr. Rosenblatt received his BS in Accounting from Brooklyn College.

      FRANCIS R. SANTANGELO has served as a director of the Company and as a member of the Compensation Committee since September 1997. Mr. Santangelo also serves as an independent legal and financial consultant with over 30 years experience in the financial community. In addition, from 1959 to 1988, Mr. Santangelo was a principal in Francis R. Santangelo & Co., a specialist firm on the American Stock Exchange, and is also a former member of the Board of Directors of the American Stock Exchange.

      Pursuant to that certain Stock Purchase Agreement, dated as of April 28, 1992, by and between the Company and HSN (the "Stock Purchase Agreement"), HSN has the right to nominate up to three directors for the Board. HSN has nominated as directors of the Company Jed B. Trosper, who resigned effective March 10, 1998 and Robert Rosenblatt, who has served on the Board since March 11,1998.

      Pursuant to a stockholders' voting agreement, dated as of March 14, 1995,
J. Anthony Forstmann, RMS Limited Partnership, a Nevada limited partnership ("RMS"), and Francis R. Santangelo (the "Stockholders' Voting Agreement"), each agreed to vote certain shares of the Common Stock, beneficially owned by such party, and each of their respective affiliates, for a director nominated by each of Mr. Forstmann and RMS and not to vote certain shares of Common Stock beneficially owned by such party, and each of their respective affiliates, in favor of certain specified stockholder actions unless such actions are agreed upon by Mr. Forstmann and RMS.

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the Nasdaq SmallCap Market (the "SmallCap Market"). Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during fiscal 1998, J. Anthony Forstmann, a director of the Company, failed to file on a timely basis six reports covering 11 transactions. James W. Shepperd failed to file on a timely basis one report covering his election as an executive officer and no transactions.

THE BOARD AND ITS COMMITTEES

      The Board held 15 meetings during fiscal year 1998.

      The Board has two standing committees, the Audit Committee and the Compensation Committee. In addition, from time to time the Board establishes committees of limited duration for special purposes. The Company does not have a separate nominating committee for recommending to Stockholders candidates for positions on the Board.

      The Audit Committee, which held no meetings separate from full Board meetings during fiscal 1998, consisted of Frank M. Devine, Don M. Lyle, a director of the Company who resigned from the Board effective November 30, 1998, and Jed B. Trosper, a director of the Company who resigned from the Board effective March 10, 1998. Effective March 11, 1998, Robert Rosenblatt replaced Mr. Trosper on the Audit Committee. Effective February 1, 1999, Hector Alcalde replaced Mr. Lyle on the Audit Committee. The Committee's responsibilities include reviewing (i) the scope and findings of the annual audit, (ii) accounting policies and procedures and the Company's financial reporting and
(iii) the internal controls employed by the Company.

      The Compensation Committee, which held two meetings during fiscal year 1998, consisted of Frank M. Devine, Donald C. Klosterman and Francis R. Santangelo. The Committee's responsibilities include (i) making recommendations to the Board on salaries, bonuses and other forms of compensation for the Company's officers and other key management and executive employees, (ii) administering the 1992 Stock Incentive Plan (the "Plan") and (iii) reviewing management recommendations for grants of stock options and any proposed plans or practices of the Company relating to compensation of its employees and directors.

      Other than Robert Rosenblatt, who attended approximately 61 percent of the applicable meetings, each incumbent director attended at least 75 percent of all meetings of the Board and committees of the Board to which he was assigned that were held during the portion of fiscal year 1998 as to which such director was a member of the Board or applicable committee.

COMPENSATION OF DIRECTORS

      During 1998, except as set forth below for Mr. Anthony, no cash compensation was paid to any of the directors of the Company for being a director of the Company, except that such persons are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board or committees of the Board.

      In lieu of cash compensation for serving on the Board, on March 11, 1998, the Board, on the recommendation of the Compensation Committee, adopted a plan to grant options to acquire 33,333 shares of Common Stock to each new director of the Company upon such persons' election and qualification to the Board. Such stock options were scheduled to become exercisable one-third on the date of grant and an additional one-third on each of the first two anniversaries of the grant date, if such person was still serving as a director of the Company, with an exercise price of the closing bid price of the Common Stock on the SmallCap Market on the date of such grant. Messrs. Anthony, Devine, Klosterman, Lyle (a director who resigned effective November 30, 1998), and Santangelo received such grants on such date at an exercise price of $4.68 (the closing bid price of the Common Stock on the SmallCap Market on the date of such grant). Mr. Rosenblatt, because he was nominated to serve on the Board by HSN, declined the options granted to him. As additional compensation for Messrs. Devine, Klosterman and Lyle agreeing to join the Board in June 1997, the Board made such options exercisable two-thirds on the date of the grant and an additional one-third on the first anniversary of such grant. In addition, in recognition of their past efforts and services to and on behalf of the Company without any other compensation, the Board granted to each of Messrs. Anthony and Devine options to acquire 15,000 shares of Common Stock at an exercise price of $4.68 exercisable two-thirds on the date of grant and an additional one-third on the first anniversary of the date of grant. All 33,333 options granted to Mr. Lyle prior to his resignation as a director of the Company have expired unexercised.

      The Board elected Jeffrey P. Anthony as the new Chairman of the Board ("Chairman") on March 11, 1998. The responsibilities of Chairman were expanded to include, among other duties, assisting the executive officers of the Company in connection with the operations of the Company as a means to facilitate the efficient operation of the Company and communication with the Board. The Compensation Committee set Mr. Anthony's compensation for serving as Chairman at $150,000 per year and Mr. Anthony resigned as Director of Business Development upon acceptance of the position of Chairman. J. Anthony Forstmann, the prior Chairman, did not receive compensation for serving as Chairman.

      On May 19, 1998, the Board requested that Mr. Anthony accept the additional responsibilities of Chief Executive Officer and President of the Company. In light of the Company's then financial condition and need for additional financing, Mr. Anthony agreed to accept such additional responsibilities with no increase in compensation during 1998.

      All option amounts and exercise prices related to grants made prior to May 27, 1998 have been adjusted to reflect the Company's May 27, 1998 6 for 1 reverse stock split.

      All options granted prior to June 16, 1998 became immediately exercisable on the later of June 16, 1998 or the date six months after the date of grant as the result of the occurrence on June 16, 1998 of a "change in control" as defined in the Plan. See "Option Acceleration" below.

      On July 1, 1998, the Board, on the recommendation of the Compensation Committee, granted options to purchase shares of Common Stock to officers and employees of the Company in order to provide long-term incentives in light of the June 16, 1998 acceleration of exercisability of previously outstanding options. Such options were scheduled to become exercisable pro rata on each of the next three anniversaries of the grant date and the exercise price of such options was set at $1.38 (the average of the closing bid and ask price of the Common Stock on the SmallCap Market on the date of such grant). With the exception of Mr. Anthony, who was granted options to purchase 150,000 shares of Common Stock at $1.38 per share, no options were granted to directors.

      On December 4, 1998, the Board, on the recommendation of the Compensation Committee, granted options to purchase shares of Common Stock to officers and employees of the Company in order to provide retention incentives in light of the then existing cash flow concerns of the Company. Such options were scheduled to become exercisable pro rata on each of the next three anniversaries of the grant date and the exercise price of such options was set at $0.64 (the average of the closing bid and ask price of the Common Stock on the SmallCap Market on the date of such grant). With the exception of Mr. Anthony, who was granted options to purchase 150,000 shares of Common Stock at $0.64 per share, and Frank Devine, who was granted options to purchase 250,000 shares of Common Stock at $0.64 per share in consideration of certain marketing efforts undertaken by Mr. Devine on behalf of the Company, no options were granted to directors.

      On December 17, 1998, as a result of another "change in control" as defined in the Plan, all of the options granted on July 1, 1998 and December 4, 1998 became immediately exercisable, or will become immediately exercisable, beginning six months after the applicable grant date. See "Option Acceleration" below.

      On February 1, 1999, the Board, on the recommendation of the Compensation Committee, determined to increase the number of options to be granted to each new non-employee director of the Company to 60,000 shares of Common Stock. Such options shall become exercisable pro rata on each of the first three anniversaries of the grant date. The Board determined to increase the amount of the grant under its non-employee director option policy to provide the directors with a more meaningful interest in the Company. On such date, the Board granted options to acquire 60,000 shares of Common Stock to each of Hector J. Alcalde and O.G. Greene for agreeing to join the Board and options to acquire 26,667 shares of Common Stock to Donald Klosterman to increase the aggregate number of options granted to Mr. Klosterman to 60,000. The exercise price of such options is $2.82 per share. (the average of the closing bid and ask price of the Common Stock on the SmallCap Market on the date of the grant).

                              EXECUTIVE OFFICERS

      The names, ages, current positions held and date from which the current postion was held of all executive officers of the Company (the "Named Executive Officers") as of March 26, 1999 are set forth below.

                                                                    POSITION
NAME                                    AGE   OFFICER                SINCE
----                                    ---   -------               --------
Jeffrey P. Anthony....................   40   President and Chief     1998
                                              Executive
                                              Officer
Clinton C. Fuller.....................   54   Chief Operating         1998
                                              Officer
James W. Shepperd.....................   50   Chief Financial         1998
                                              Officer and
                                              Secretary

      The following sets forth the business experience, principal occupations and employment of each of the Named Executive Officers who do not serve on the Board (See "Election of Directors -- Information Regarding Nominees" above for such information with respect to Mr. Anthony):

      CLINTON C. FULLER has been Chief Operating Officer of the Company since March 1998 and Vice President - Product Marketing and Financial Services of the Company from July 1995 to March 1998, overseeing the development of the Company's products and services. From September 1967 to June 1995, Mr. Fuller held a variety of managerial positions at Unisys, including worldwide general manager of Unisys' financial retail delivery system division. Mr. Fuller received a BS in Computer Science from Lackawanna College.

      JAMES W. SHEPPERD has been Chief Financial Officer of the Company since May 1998, and Secretary of the Company since June 1998. Since May 1997, Mr. Shepperd has been a principal in James Shepperd & Associates providing accounting and financial consulting, strategic planning and corporate finance services. From January 1994 to April 1997, Mr. Shepperd held various positions at Key Bank, including Senior Vice President/Senior Administrative Officer of the bank's Northwest Region. From 1983 to 1993, Mr. Shepperd served as Chief Financial Officer for various financial institutions. Mr. Shepperd received a B.S. in Business Administration from California State University, Long Beach.

                            EXECUTIVE COMPENSATION

      The following table sets forth all compensation with respect to the Named Executive Officers receiving more than $100,000 in aggregate compensation in 1998, including the Chief Executive Officer of the Company:

                          SUMMARY COMPENSATION TABLE
                                                                    LONG-TERM
                                                                  COMPENSATION
                                                                      AWARDS
                                                                  ------------
                                                       ANNUAL       SECURITIES
                                                    COMPENSATION    UNDERLYING
NAME AND PRINCIPAL POSITION(1)                YEAR    SALARY($)     OPTIONS(#)
------------------------------                ----  ------------  ------------
Jeffrey P. Anthony                            1998       $146,544      366,667
      President and Chief Executive           1997            N/A          N/A
      Officer                                 1996            N/A          N/A

John L. Gustafson                             1998       $101,020       42,778
      Former President and Chief              1997        170,000           --
      Executive Officer                       1996        248,922(1)    50,000


Clinton C. Fuller                             1998       $142,108      213,333
      Chief Operating Officer                 1997        128,465           --
                                              1996        130,000       20,000
-----------------
(1) Mr. Gustafson's salary in 1996 included $78,922 paid by the Company in connection with Mr. Gustafson's relocation and a related "gross-up" for the tax applicable to such reimbursement.

CONSULTING AGREEMENT

      On May 20, 1998, the Company and James W. Shepperd entered into a Consultant Agreement (the "Consultant Agreement") pursuant to which Mr. Shepperd agreed to provide (on a part-time basis for up to six months) certain services typically performed by a chief financial officer. Mr. Shepperd agreed to provide such services to the Company for up to 80 hours per month at a rate of $50 per hour and the

Company granted Mr. Shepperd a three year, fully vested option to purchase 15,000 shares of Common Stock at an exercise price of $2.64 per share, the closing bid price on the SmallCap Market on May 19, 1998 (each adjusted to reflect the Company's May 27, 1998 6 for 1 reverse stock split). Such option became exercisable six months after the date of grant. On October 8, 1998, the Consultant Agreement was extended to December 31, 1998, the number of hours Mr. Shepperd agreed to provide services was increased to 100 per month and Mr. Shepperd's hourly rate was increased to $75. On January 27, 1999, the term of the Consultant Agreement was extended to June 30, 1999 and the Company agreed that Mr. Shepperd may exercise through September 30, 1999 any options exercisable as of June 30, 1999 if the Company terminates the Consultant Agreement before June 30, 1999 other than for cause.

      The Company offers a plan (the "401(k) Plan") pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), covering substantially all employees, including the Named Executive Officers who are also employees. Matching employer contributions are set at the discretion of the Board. There were no employer contributions made for 1998, 1997 or 1996.

THE 1992 STOCK INCENTIVE PLAN

      The Plan, adopted by the Board and approved by the Stockholders in January 1992, authorizes the granting of stock incentive awards to qualified officers, employees, directors and third parties providing valuable services to the Company (e.g., independent contractors, consultants and advisors to the Company). At the Company's Annual Meeting of Stockholders held on May 12, 1998, the Stockholders approved an amendment to the Plan increasing the number of shares of Common Stock authorized for issuance upon exercise of options granted pursuant to the Plan to 2,500,000 (adjusted to reflect the Company's May 27, 1998 6 for 1 reverse stock split). The Stockholders previously approved amendments to the Plan increasing the authorized number of shares of Common Stock under the Plan at the Annual Meetings of Stockholders in 1993, 1996 and 1997.

      There were no awards of SARs made during fiscal year 1998 to any of the Named Executive Officers. The following table sets forth all options granted to any of the Named Executive Officers during fiscal year 1998.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                  INDIVIDUAL GRANTS
                                                       -----------------------------------
                                                        PERCENT OF TOTAL
                                NUMBER OF SECURITIES   OPTIONS GRANTED TO
                               UNDERLYING OPTIONS         EMPLOYEES IN    EXERCISE OR BASE                    GRANT DATE
         NAME                     GRANTED(#)(1)           FISCAL YEAR      PRICE($/SH)(2)  EXPIRATION DATE   PRESENT VALUE($)
--------------------           ---------------------   ------------------ ---------------- ---------------   ----------------
Jeffrey P. Anthony,                  48,333                    3.3%          $   4.68         3/11/08            $170,132
Chief
Executive                           150,000                   10.2%              1.38         7/01/08             157,500
Officer and
President                           150,000                   10.2%              0.64         12/4/08              70,500


John L. Gustafson,                   41,667                    2.8%          $   4.68         3/11/08            $146,668
former Chief
Executive
Officer and
President

Clinton C. Fuller,                   20,000                    1.4%          $   4.68         3/11/08            $ 70,400
Chief Operating
Officer                              90,000                    6.1%              1.38         7/01/08              94,500

                                     90,000                    6.1%              0.64         12/4/08              42,300


James W. Shepperd,                   15,000                    1.0%          $   2.64         5/19/01            $ 29,550
Chief Financial
Officer and                          30,000                    2.0%              1.38         7/01/08              31,500
Secretary
                                     30,000                    2.0%              0.64         12/4/08              14,100
-------------------------------

(1) The options are adjusted to reflect the Company's May 27, 1998 6 for 1 reverse stock split.

(2) The exercise prices are adjusted to reflect the Company's May 27, 1998 6 for 1 reverse stock split.

      All options other than the May 19, 1998 option grant to Mr. Shepperd, were scheduled to become exercisable pro rata on each of the first three anniversaries of the grant date. The option granted to Mr. Shepperd vested upon the issuance thereof and became exercisable six months after the grant date. The exercisability of all options accelerated based upon the occurrence of the change in control events discussed in "Option Acceleration" below.

      In addition, on March 11, 1998, the Board determined to decrease the exercise price on all outstanding stock options to purchase Common Stock held by employees or directors of the Company to $4.68 (the closing bid price of the Common Stock on the SmallCap Market on the date of repricing, as adjusted for the Company's May 27, 1998 6 for 1 reverse stock split). See "Option Repricing" below.

      During fiscal year 1998, no stock options were exercised by any director or Named Executive Officer of the Company. The following table sets forth the number and value of stock options outstanding as of December 31, 1998 for the Named Executive Officers.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES


                             NUMBER OF
                            SECURITIES                 VALUE OF
                            UNDERLYING               UNEXERCISED
                           UNEXERCISED               IN-THE-MONEY
NAME                        OPTIONS AT                OPTIONS AT
                       FISCAL YEAR END (#)         FISCAL YEAR END($)(1)
                     EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
                     -------------------------   -------------------------
Jeffrey P. Anthony..   216,667/150,000                   0/63,375

John L. Gustafson...          42,778/0                     0/0

Clinton C. Fuller...    123,333/90,000(2)                0/38,025

James W. Shepperd...     45,000/30,000                   0/12,675
-------------------
(1) Assumes a market price equal to $1.0625 per share, the average of the closing bid and asked price on the SmallCap Market on December 31, 1998.

(2) On January 19, 1999, Mr. Fuller exercised options to purchase 15,000 shares of Common Stock which options had previously become exercisable.

COMPENSATION COMMITTEE REPORT ON OPTION REPRICING

      On March 11, 1998, the Board, upon the recommendation of the Compensation Committee, repriced the exercise price of all outstanding stock options to purchase Common Stock held by employees and directors of the Company to $4.68, the closing bid price of the Common Stock on the SmallCap Market on such date (adjusted for the Company's May 27, 1998 6 for 1 reverse stock split). The Board and the Compensation Committee undertook such option repricing in order to restore the utility of the stock options as effective incentives. As a result of a decline in the price of the Common Stock, outstanding stock options granted to employees and directors had exercise prices above the then recent historical trading prices for the Common Stock. The Board believed the disparity between the exercise price of the stock options and the then current market price no longer provided a meaningful long-term incentive to the option holders. The Board believes that the issuance of stock options increases the incentive of, and attracts and encourages the continued employment and service of, qualified directors, officers and other key employees by facilitating their purchase of a stock interest in the Company. In addition, the granting of stock options helps align the financial interests of directors, officers and other key employees receiving such options with the Stockholders because such directors', officers' and key employees' compensation increases as the price of the Common Stock increases. In light of the Company's historical and then current cash flow concerns limiting the amounts available to pay individuals as compensation, the Board determined that it was advisable that the Company and its Stockholders continue to have the incentive of stock options available as a means of attracting and retaining directors, officers and key employees.

      In its deliberations over whether to authorize the repricing of all stock options, the Compensation Committee considered at length the potential disadvantages of such repricing, including the dilutive affect on, and possible negative reactions among, the existing Stockholders. While fully cognizant of the potential disadvantages of the repricing of all stock options, the Board and the Compensation Committee concluded that such repricing was necessary as a means (i) to retain and attract directors, officers and other key employees,
(ii) to reward directors, officers and other employees who had continued to work hard for the Company and its Stockholders through what at times had been difficult circumstances and (iii) to ensure that the directors, officers and other key employees had an opportunity to acquire a meaningful equity interest in the Company helping align their financial interests with those of the Stockholders.

      The repriced stock options have exercise prices of $4.68 per share, the closing bid price of the Common Stock on the SmallCap Market on the date of the repricing (adjusted for the Company's May 27, 1998 6 for 1 reverse stock split. Except for the new exercise prices, the terms of the repriced stock options remain the same.

                                          Compensation Committee

                                          Frank M. Devine
                                          Donald C. Klosterman
                                          Francis R. Santangelo

10-YEAR OPTION REPRICINGS

      The following table sets forth information regarding options held by the Named Executive Officers that were repriced by the Company in fiscal year 1998.

                         NUMBER                                      LENGTH OF
                           OF       MARKET     EXERCISE               ORIGINAL
                       SECURITIES  PRICE OF     PRICE               OPTION TERM
                       UNDERLYING  STOCK AT      AT         NEW      REMAINING
                        OPTIONS     TIME OF    REPRICING  EXERCISE    AT DATE OF
       NAME     DATE    REPRICED  REPRICING(1) TIME (1)   PRICE     REPRICING(2)
       ----   -------  -------    ---------    ------      -----    -----------
Jeffrey P.    3/11/98  12,500       $4.68       $9.00      $4.68         87
Anthony                 4,167        4.68        6.75       4.68         91
                        1,667        4.68       13.50       4.68        104

John L.       3/11/98  40,000       $4.68       $6.75      $4.68         90
Gustafson               2,778        4.68        9.00       4.68        104

Clinton C.    3/11/98  10,000       $4.68      $10.68      $4.68         88
Fuller                  3,333        4.68        6.75       4.68        104
---------------
(1) The market price and new exercise price set forth above have been adjusted to reflect the Company's May 27, 1998 6 for 1 reverse stock split.

(2)   Length provided in months.

OPTION ACCELERATION

      Effective June 16, 1998, due to a "change in control" as defined in the Plan, all outstanding options granted and outstanding under the Plan became immediately exercisable to the extent that they were granted at least six months prior to June 16, 1998. Otherwise the options became exercisable six months after the grant date. A "change in control" is deemed to have occurred under the Plan if, among other things, any person is or becomes the beneficial owner, directly or indirectly, of the Company's securities representing 35% or more of the combined voting power of the Company's then outstanding securities. On June 16, 1998, Clearwater Fund III, L.P. ("Clearwater") owned 230,000 shares of the Company's Series C Preferred Stock, $.01 par value per share (the "Series C Preferred Stock"), which was convertible into approximately 3,795,400 shares of Common Stock, or approximately 35.4% of the Company's then outstanding shares based on the average closing price of the Common Stock on the SmallCap Market for the five trading days ending on June 15, 1998. Such ownership interest constituted a change in control under the Plan.

      On December 17, 1998, due to the occurrence of another "change in control," any options granted and outstanding under the Plan became immediately exercisable to the extent that they were granted at least six months prior to December 17, 1998. Otherwise the options became exercisable six months after the applicable grant date. On December 17, 1998, RMS Limited Partnership, a Nevada limited partnership ("RMS"), Francis R. Santangelo and Clearwater entered into a stock purchase agreement. Under the terms of such stock purchase agreement, RMS and Mr. Santangelo purchased 195,500 and 34,500 shares, respectively, of the Series C Preferred Stock from Clearwater. RMS and Mr. Santangelo converted all of their respective shares of Series C Preferred Stock into 8,264,138 shares and 1,458,377 shares, respectively, of Common Stock (representing approximately 49.6% and 8.7% of the then issued and outstanding shares of Common Stock). The transfer of such securities constituted a change in control under the Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee presently consists of Messrs. Devine, Klosterman and Santangelo. During the most recently completed fiscal year, the Board did not have an option committee. The full Board, based upon recommendations of the Compensation Committee, determined whether to make option grants.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee has furnished the following report on executive compensation:

      Under the supervision of the Compensation Committee, the Company has developed and implemented compensation policies which seek to enhance the profitability of the Company, and thus Stockholder value, by aligning the financial interests of the Company's executive officers with those of its Stockholders. In furtherance of these goals, the Company relies to a large degree on long-term incentive compensation provided through the Plan to attract and retain corporate officers and other key employees of outstanding abilities and to motivate them to perform to the full extent of their abilities.

      Total compensation for executive officers of the Company presently consists of both cash and equity based compensation. The Compensation Committee determines the salary of executive officers based upon competitive norms. Under the Plan, the Board, based upon recommendations by the Compensation Committee, may grant stock options, SARs, performance share awards and restricted share awards based upon competitive industrial practice. To date, the Board has only granted stock options. The Board has the authority to determine the individuals to whom such options are awarded, the terms at which option grants shall be made and the terms of the options and the number of shares subject to each option. The size of option grants are based upon competitive practice and position level. Through the award of stock option grants, the objective of aligning executive officers' long-range interests with those of the Stockholders are met by providing executive officers with the opportunity to build a meaningful stake in the Company. Salary levels and stock option awards may be adjusted up or down for an executive's achievement of specified objectives and individual job performance.

      On March 14, 1995, John L. Gustafson was named President and Chief Operating Officer of the Company. The Board agreed to compensate Mr. Gustafson at the rate of $170,000 per year and granted to him stock options to purchase 66,662 shares of Common Stock at an exercise price of $9.00 per share (each adjusted to reflect the Company's May 27, 1998 6 for 1 reverse stock split). No specific formula was used in determining or agreeing to Mr. Gustafson's compensation. However, the cash portion of his compensation was determined by the Board as the most the Company could pay Mr. Gustafson based upon its then cash constraints, and the lowest amount Mr. Gustafson would accept. The option grant portion of his compensation was determined with a view of giving him significant upside potential through such grant, with the vesting thereof tied to continuity of service. In December 1995, Mr. Gustafson became Chief Executive Officer of the Company. Based upon Mr. Gustafson's performance of his duties in fiscal 1997, the Board determined to continue to compensate Mr. Gustafson at the previously negotiated rate of $170,000 per year for fiscal 1998. On May 19, 1998, Mr. Gustafson resigned from all of his positions with the Company.

      On March 11, 1998, Mr. Anthony was elected Chairman of the Board of the Company. The Compensation Committee reviewed and considered Mr. Anthony's past experiences with the Company, his contacts and expertise in the Company's industry and with its potential customers and suppliers and the increase in responsibilities he was being asked to undertake. The Compensation Committee considered the Company's then current cash flow position and its prospects for raising additional cash. The Compensation Committee, after extensive negotiations, agreed to pay Mr. Anthony an annual salary of $150,000 when he became Chairman of the Board. On May 19, 1998, Mr. Anthony was elected Chief Executive Officer and President of the Company in addition to Chairman of the Board. At such time, Mr. Anthony, in light of the Company's then current cash position and need for additional funding, agreed to accept the additional responsibilities with no increase in cash compensation for 1998. In addition, on each of

July 1, 1998 and December 4, 1998, the Board, on the recommendation of the Compensation Committee and as a means to create further incentives for Mr. Anthony, granted Mr. Anthony options to purchase 150,000 shares of Common Stock at an exercise price of $1.38 and 150,000 shares of Common Stock at an exercise price of $0.64 (the average of the closing bid and ask of the Common Stock on the SmallCap Market on the respective date of grant), of which such options to purchase 50,000 shares were scheduled to become exercisable on each of the first three anniversaries of the date of each grant.

                                          Compensation Committee

                                          Frank M. Devine
                                          Donald C. Klosterman
                                          Francis R. Santangelo

PERFORMANCE GRAPH

      Set forth below is a line graph comparing total Stockholder return on the Common Stock against the cumulative total return of the Center for Research in Securities Prices ("CRSP") Index for the SmallCap Market and the CRSP Index for Nasdaq Computer and Data Processing Stocks for the period commencing December 31, 1993 and ending December 31, 1998.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS
                 AMONG THE CRSP INDEX FOR THE SMALLCAP MARKET,
              CRSP INDEX FOR NASDAQ COMPUTER AND DATA PROCESSING
                      STOCKS AND THE NATIONAL REGISTRY INC.

                                                CUMULATIVE TOTAL RETURN
                                        ---------------------------------------
                                        12/93   3/94    6/94    9/94    12/94
THE NATIONAL REGISTRY INC.               100     87     103      38      35
NASDAQ STOCK SMALLCAP MARKET (U.S.)      100     96      91      99      98
NASDAQ COMPUTER & DATA PROCESSING        100    101      99     110     121


                                                   CUMULATIVE TOTAL RETURN
                                              ---------------------------------
                                                3/95    6/95    9/95    12/95
THE NATIONAL REGISTRY INC.                       82      47      65      73
NASDAQ STOCK SMALLCAP MARKET (U.S.)             107     122     137     138
NASDAQ COMPUTER & DATA PROCESSING               137     162     177     185


                                                   CUMULATIVE TOTAL RETURN
                                              ---------------------------------
                                                3/96    6/96    9/96    12/96
THE NATIONAL REGISTRY INC.                       46      48      39      68
NASDAQ STOCK SMALLCAP MARKET (U.S.)             145     157     162     170
NASDAQ COMPUTER & DATA PROCESSING               194     215     219     228


                                                   CUMULATIVE TOTAL RETURN
                                              ---------------------------------
                                                3/97    6/97    9/97    12/97
THE NATIONAL REGISTRY INC.                       45      37      25       8
NASDAQ STOCK SMALLCAP MARKET (U.S.)             161     190     222     208
NASDAQ COMPUTER & DATA PROCESSING               212     272     297     280


                                                   CUMULATIVE TOTAL RETURN
                                              ---------------------------------
                                                3/98    6/98    9/98    12/98
THE NATIONAL REGISTRY INC.                       13       6       4       5
NASDAQ STOCK SMALLCAP MARKET (U.S.)             244     251     227     294
NASDAQ COMPUTER & DATA PROCESSING               370     411     387     502


Notes:

      A. Assumes $100 invested on December 31, 1993 in the CRSP Index for the SmallCap Market, the CRSP Index for Nasdaq Computer and Data Processing Stocks and the Common Stock.

      B. The Common Stock began trading on the SmallCap Market on April 27, 1993. Prior to that date, the Common Stock traded sporadically in the over-the-counter market since February 1992.

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), THAT MIGHT INCORPORATE PAST OR FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE REPORT OF THE COMPENSATION COMMITTEE REGARDING EXECUTIVE COMPENSATION (ENTITLED "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION") BEGINNING ON PAGE 17 AND THE PERFORMANCE GRAPH ON PAGE 19 SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Jeffrey P. Anthony, the current Chairman of the Board, Chief Executive Officer and President of the Company, is the son-in-law of J. Anthony Forstmann, a director of the Company and former Chairman of the Board.

      Jed B. Trosper, a director of the Company who resigned from the Board effective March 11, 1998, was nominated by and served as a representative of HSN in accordance with HSN's right to nominate up to three directors pursuant to the HSN Stock Purchase Agreement. Following Mr. Trosper's resignation from the Board, HSN nominated Robert Rosenblatt to serve as a member of the Board.

      On June 3, 1996, the Company hired Ms. Donna Gustafson, wife of John Gustafson (the then Chief Executive Officer, President and Director of the Company), as Director of Marketing for health care services. On October 13, 1995, the Company, as part of a prior consulting arrangement, granted Ms. Gustafson options to purchase 4,167 shares of Common Stock at an exercise price of $13.50 per share. On November 18, 1996, the Company granted Ms. Gustafson options to purchase 2,500 shares of Common Stock at an exercise price of $6.75 per share. On February 10, 1998, Ms. Gustafson's employment with the Company terminated. As part of her termination agreement, the Board extended for one year from the date of her termination the expiration date of the options previously granted. Such options have now expired unexercised.

      The Company believes that each of the related party transactions described herein were on terms as fair to the Company as could have been obtained from unaffiliated third parties.

                        PROPOSAL 2. APPROVAL OF CHANGE IN
                             AUTHORIZED COMMON STOCK

      The Board has authorized, subject to Stockholder approval which it is hereby soliciting, an amendment to the Certificate to increase the number of authorized shares of Common Stock from the present amount of 25,000,000 shares to 50,000,000 shares. The text of such amendment to the Certificate (the "Certificate Amendment") is substantially set forth in Exhibit "A" attached to this Proxy Statement and incorporated herein by this reference. The text of the Certificate Amendment is, however, subject to change as may be required by the Secretary of State of the State of Delaware (the "Secretary of State").

      If the Certificate Amendment is approved by the necessary vote of the Stockholders, upon filing of the Certificate Amendment with the Secretary of State, the number of shares of Common Stock authorized by the Certificate will be 50,000,000 shares of Common Stock (increased from 25,000,000 shares). The Board may make any and all changes to the Certificate Amendment that it deems necessary in order to give effect to the increase in the authorized shares of Common Stock of the Company.

      At the close of business on March 26, 1999, [16,771,454] shares of Common Stock were issued and outstanding, and an aggregate of [4,021,576] shares of Common Stock were reserved for various purposes, including [2,188,030] shares for issuance under the Plan, [465,833] shares for issuance upon the exercise of outstanding options to purchase the Common Stock granted outside the Plan to various directors and employees of the Company, 311,687 shares for issuance upon the exercise of outstanding warrants of the Company and 1,056,026 shares for issuance upon conversion of the Company's Series A Convertible Preferred Stock.

      Current Stockholders hold approximately 67% of the currently authorized Common Stock. Assuming the approval of the Certificate Amendment, current Stockholders will hold approximately 33.5% of the amended authorized Common Stock after giving effect to such amendment.


PURPOSE AND REASONS FOR THE CERTIFICATE AMENDMENT

      If the Certificate Amendment is approved by the Stockholders at the Annual Meeting, 25,000,000 more shares of authorized Common Stock will be available for future issuance. As of March 26, 1999, the Company has [16,771,454] shares of Common Stock issued and outstanding, and [4,021,576] shares of unissued Common Stock reserved for future issuance for various purposes. If the Certificate Amendment is not approved by the Stockholders at the Annual Meeting, approximately [4,206,970] shares of new Common Stock will be unreserved and otherwise available for issuance. Such amount is less than the Board believes is prudent to have available to maintain flexibility for possible future issuances. Accordingly, if the Stockholders approve the Certificate Amendment, the proportion of unreserved authorized shares of Common Stock to issued and reserved shares of Common Stock will be increased.

      Authorized but unissued shares of Common Stock will be available for issuance from time to time upon the exercise of options which may in the future be granted to, among others, employees, consultants and members of the Board, to take advantage of opportunities in which the issuance of shares of Common Stock may be deemed advisable (such as in equity financings or in acquisition transactions), and for such other purposes and consideration, and on such terms, as the Board may approve. No further vote of the Stockholders will be required with respect to any such future issuances. The timing of any actual future issuances of additional shares of Common Stock will depend upon market conditions, the specific purpose for which the stock is to be issued and other similar factors. The Company currently has no plans, agreements, arrangements, understandings or commitments for the issuance of Common Stock other than for issuances upon exercise, if any, of presently issued or authorized options and warrants and upon the conversion, if any, of presently outstanding Series A Convertible Preferred Stock. The Board believes it is in the Company's best interest to have such additional shares authorized as such shares will provide the Company added flexibility in the future to issue Common Stock for working capital purposes, acquisitions, employee benefit compensation or otherwise.

      The approval of the Certificate Amendment may be viewed as having the effect of discouraging or impeding hostile takeovers of the Company or of making it more difficult to replace management because the issuance of additional shares of Common Stock could be made at the discretion of the Board. While the Board is not aware of any proposals to acquire the Company and this proposal is not being made as a means to deter or prohibit hostile takeovers or to make it more difficult to remove current management, the Board would be able to issue additional shares of Common Stock thereby, among other things, diluting Stockholders ownership interests, increasing the costs of a hostile takeover bid offer or placing shares of Common Stock with individuals and/or entities who would support management positions. By potentially discouraging initiation of an unsolicited takeover attempt, the increase of the authorized shares of Common Stock may limit the opportunity for the Stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The increase of the authorized shares of Common Stock may also have the effect of permitting the Company's current management, including the current Board, to retain its position, and place it in a better position to resist changes that Stockholders may wish to make if they are dissatisfied with the conduct of the Company's business.

      The Common Stock has no conversion, preemptive or subscription rights and is not redeemable. The terms of the additional shares of Common Stock for which authorization is sought will be identical with the shares of Common Stock currently authorized and outstanding, and the Certificate Amendment will not affect the terms, or the rights of the holders, of such shares issued and outstanding. Any additional issuance of Common Stock could, however, have a dilutive effect on the existing holders of Common Stock.

      The Board recommends a vote "FOR" approval of the proposed Certificate Amendment.

                 PROPOSAL 3. APPOINTMENT OF INDEPENDENT AUDITORS

      Subject to Stockholder ratification, the Board, on the recommendation of the Audit Committee, has appointed Ernst & Young LLP to continue as its independent auditors for the fiscal year ending December 31, 1999.

      Ernst & Young LLP has been the Company's independent auditors since October 1992. The Board recommends that the Stockholders vote "FOR" such ratification. If the Stockholders do not ratify this appointment, other independent auditors will be considered by the Board upon recommendation of the Audit Committee. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, and will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

      In order to be eligible for inclusion in the Company's Proxy Statement for the 2000 Annual Meeting of Stockholders, Stockholder proposals must be received by the Secretary of the

Company at its executive offices by [DECEMBER 7], 1999 [ASSUMES APRIL 6TH MAILING]. Any Stockholder proposals received after such date will be considered untimely and may be excluded from the proxy statement and form of proxy. Proxies received in respect of Common Stock to be voted at the 2000 Annual Meeting will be voted in accordance with the best judgment of the persons appointed by such proxies with respect to any matters properly before such meeting submitted by Stockholders after [FEBRUARY 21], 2000 [ASSUMES APRIL 6TH mailing].

                                OTHER BUSINESS

      It is not intended that any business other than that set forth in the Notice of Annual Meeting and more specifically described in this Proxy Statement will be brought before the Annual Meeting. However, if any other business should properly come before the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the signed proxies received by them in accordance with their sole discretion on such business and any matters dealing with the conduct of the Annual Meeting.

                                          By Order of the Board


                                          James W. Shepperd
                                          CHIEF FINANCIAL OFFICER AND SECRETARY
Dated: April [6], 1999

                                                                       EXHIBIT A
                      PROPOSED COMMON STOCK AMENDMENT TO
                      THE CERTIFICATE OF INCORPORATION OF
                          THE NATIONAL REGISTRY INC.

      ARTICLE FOUR of the Certificate of Incorporation is amended by replacing the reference to "26,000,000 shares" with "51,000,000 shares" and the reference to "25,000,000 shares of Common Stock" with "50,000,000 shares of Common Stock."

PROXY                        [PRELIMINARY COPY]                     Attachment A

                           THE NATIONAL REGISTRY INC.
                  ANNUAL MEETING OF STOCKHOLDERS--MAY 11, 1999

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           THE NATIONAL REGISTRY INC.

      The undersigned hereby appoints Jeffrey P. Anthony and James W. Shepperd, each of them with full power of substitution, as proxies and with all powers the undersigned would possess if personally present, to vote all of the shares of common stock, $.01 par value per share (the "Common Stock"), of The National Registry Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m., local time on Tuesday, May 11, 1999, and any adjournments or postponements thereof, at the Tampa Bay Convention Center, 333 South Franklin Street, Meeting Room 9, Tampa, Florida 33602, as directed herein upon the matters set forth below and on the reverse side hereof and described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement and upon such other matters as may properly be brought before such meeting according to their sole discretion.

      Receipt of the Notice of Annual Meeting, the Proxy Statement and the Company's 1998 Annual Report to Stockholders, including its Annual Report on Form 10-K, is hereby acknowledged.

      THE BOARD OF DIRECTORS OF THE NATIONAL REGISTRY INC. RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3, EACH OF WHICH WAS PROPOSED BY THE BOARD OF DIRECTORS OF THE NATIONAL REGISTRY INC.

(1) Election of Eight Directors for a one-year term:

VOTE FOR                    WITHHOLD           (TO WITHHOLD AUTHORITY TO
all listed Nominees         AUTHORITY           VOTE FOR ANY INDIVIDUAL NOMINEE,
except as indicated         to vote for all     WRITE THAT NOMINEE'S NAME
below                       nominees            ON THE LINE BELOW.)
    [ ]                       [ ]

Nominees: Hector J. Alcalde, Jeffrey P. Anthony, Frank M. Devine, J. Anthony Forstmann, O. G. Greene, Donald C. Klosterman, Robert Rosenblatt and Francis R. Santangelo

--------------------------------------------------------------------------------

(2) Amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Common Stock from 25,000,000 shares to 50,000,000 shares.

      FOR [ ]               AGAINST [ ]                  ABSTAIN [ ]

                (PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE)

(3) To ratify appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 1999.

      FOR [ ]               AGAINST [ ]                  ABSTAIN [ ]

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE DIRECTORS LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3. AS TO ANY OTHER MATTER COMING BEFORE THE
MEETING, EACH OF THE PERSONS AUTHORIZED AS PROXIES HEREWITH IS AUTHORIZED TO VOTE IN HIS DISCRETION ON SUCH MATTER.



                                      ------------------------------------------
                                                    Signature


                                      ------------------------------------------
                                                    Date


                                      ------------------------------------------
                                                    Signature


                                      ------------------------------------------
                                                    Date

Please date this card and sign your name exactly as it appears on this Proxy. If the Common Stock represented by this Proxy is registered in the names of two or more persons, each should sign this proxy. Persons signing in a representative or fiduciary capacity and corporate officers should add their full titles as such.
                PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.